NEWS 1 www.facebook.com/ford www.medium.com/@fordwww.twitter.com/ford www.instagram.com/ford Ford’s Q1 Demand Strong, Supplies Limit Product Shipments; Affirms Full-Year Adjusted EBIT Guidance of $11.5-$12.5 Billion • Company posts $34.5 billion in revenue; net loss of $3.1 billion, primarily attributable to valuation of investment in Rivian; adjusted earnings before interest and taxes of $2.3 billion • Scaling of high-demand EVs is on track to 600K units by late 2023, with on-time production launches of E-Transit vans in the U.S. and Europe, F-150 Lightning pickup in U.S. • Transformative Ford+ plan includes creating distinct auto business units: Ford Model e for EVs, Ford Blue for internal-combustion vehicles, Ford Pro serving commercial customers • Continues to anticipate full-year 2022 adjusted EBIT of $11.5 billion to $12.5 billion, up 15% to 25% from 2021, including improvement in operations outside North America DEARBORN, Mich., April 27, 2022 – Ford said that strong customer demand for its fresh lineup of vehicles in the first quarter of 2022 was tempered by persistent supply chain issues that reduced the speed with which the company could fulfill demand. “The appeal of these products – Bronco, Bronco Sport, Maverick, Mustang Mach-E, E-Transit and now the F-150 Lightning – is undeniable,” said CEO Jim Farley. “That’s translating into orders, typically with rich configurations that deliver great experiences to those customers and healthy pricing for us. “Now, we’re breaking constraints wherever they exist to get more Ford vehicles – including our innovative EVs – to more customers as quickly as possible.” Company Key Metrics Summary

2 The company has committed to reaching worldwide EV manufacturing capacity of at least 600,000 by the end of 2023, for which it’s ramping up battery supplies, on the way to making more than two million EVs annually by the end of 2026. In the most recent quarter, the continuing global shortage of semiconductors held down Ford’s January and February production and shipments, though manufacturing rates were significantly improved during March. The company entered the second quarter with what Farley called an “extremely healthy” order bank. Ford reported $34.5 billion in first-quarter revenue, with wholesale shipments of nearly 970,000 vehicles, down 9% from a year ago. A net loss of $3.1 billion was primarily attributable to a mark-to-market loss of $5.4 billion on the company’s investment in Rivian. Adjusted earnings before interest and taxes were $2.3 billion, with an adjusted EBIT margin of 6.7%. Profitability was enhanced by increased net pricing, including continued discipline in incentive spending, but more than offset by higher commodity prices, a decline in overall product shipments, and a lower mix of pickup trucks and large SUVs. The company again ended the quarter with strong total company cash and liquidity – nearly $29 billion and $45 billion, respectively. Both of those numbers included Ford’s stake in Rivian, which was valued at $5.1 billion on March 31, down from $10.6 billion at the end of 2021. Business Unit Highlights In North America, Ford generated $1.6 billion in EBIT. The company said first-quarter supply disruptions limited the fundamental revenue and earnings power of the regional business. Collectively, the company’s Europe, South America, China and International Markets Group business units – all of which have been restructured and refocused over the past few years – produced EBIT of $300 million. Ford in Europe generated positive EBIT despite supply related lower volumes. The company sustained its seven-year standing as the region’s No. 1 brand of commercial vehicles. The FORDLiive connected-uptime system, introduced in Europe a year ago, collectively provided customers with about 66,000 more days of uptime from their vehicles in the first quarter of 2022 alone – an example of the powerful services value Ford Pro will deliver to enterprises in markets around the world.

3 Ford’s business in South America reflected the benefits of its restructuring into a lower-risk, asset-light business, achieving a third straight quarter of profitability. Introductions of the Maverick and Ranger FX4 pickup trucks are expected to be highly popular with existing and new customers in the region. In China, Ford continues to establish the Lincoln brand with buyers of luxury vehicles and as the company’s long-term profit engine in the strategically important market. The brand’s in- country customer experience and dealer network are being modernized and expanded in preparation for Lincoln’s all-electric future. IMG remained solidly profitable, even with a 33% decrease in first-quarter wholesales that was mostly because of restructuring in India and the effects of semiconductor and other supply constraints on production elsewhere in the business. Customers in IMG countries are anticipating the launch of the next-generation Ranger pickup later this year. Ford Credit delivered another strong quarter, with earnings before taxes of $928 million. During the quarter, same-day approval and pre-arranged financing options for smaller commercial customers were introduced to the unit’s evolving range of services. Executing Ford+ Plan for Growth, Value Farley said the company has identified and is tackling a variety of key competitive issues holding back profitability and growth. “There are big things that we do extremely well, like turning out high-demand vehicles at scale,” said Farley. “And others, in both existing and aspirational areas, where we need to improve – and will.” Several of those areas for improvement prompted the decision, announced March 2, to clearly define and assign priorities, make the most of existing strengths, and build new strategic muscle by creating separate automotive businesses within Ford: • Ford Blue, a critical source of growth, profitability and liquidity from an enhanced and optimized portfolio of iconic internal-combustion vehicles • Ford Model e, to rapidly develop and market innovative connected, electric vehicles and digital services, the latter shared across all of the company’s product lines, and • Ford Pro, helping commercial customers transform their enterprises with tailored ICE and electric vehicles and services. The company is making additional progress in carrying out the broader Ford+ plan, including: • This week, formally launching the much-anticipated F-150 Lightning, the all-electric version of America’s best-selling vehicle for the past 40 years • Introducing the Lincoln Star Concept, a glimpse of the design language that will characterize fully electric vehicles from the luxury brand • Starting production in Turkey of the first E-Transit commercial vans for Ford Pro commercial customers in Europe • Issuing Ford’s 2022 integrated sustainability and financial report, which describes how winning includes building a better world

- Adding senior-level experience and talent by recruiting new leaders for Government Affairs and Human Resources, and
- Announcing plans for three new electric passenger vehicles and four new commercial EVs in Europe by 2024 – and to sell more than 600,000 electric vehicles in the region by the end of 2026.

Outlook

Ford CFO John Lawler said that a strong demand and pricing environment for existing and new vehicles support **the company maintaining its full-year outlook** for $11.5 billion to $12.5 billion in adjusted EBIT. Adjusted free cash flow for the year is expected to be $5.5 billion to $6.5 billion.

Underlying assumptions for the 2022 guidance include:

- Improved semiconductor availability during the second half of the year
- Full-year vehicle wholesale volumes increasing 10% to 15% from 2021
- Continued strong pricing, though with a dynamic relationship between prices and vehicle volumes
- Commodity costs up about $4 billion year-over-year, along with inflationary effects on a range of other expenses
- EBT from Ford Credit that remains strong, but is lower than in 2021, and
- Ongoing investment in the Ford+ plan for growth and value creation.

The company's outlook also assumes that disruptions in the supply chain and local vehicle manufacturing operations resulting from renewed COVID-related health concerns and lockdowns in China do not further deteriorate.

Separately, to date, the tragic conflict in Ukraine has had limited direct effect on the company's supply chain. However, the situation in Eastern Europe could exacerbate broader supply issues over time.

Ford plans to report its second-quarter 2022 financial results on Wednesday, July 27.

# # #

About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, that is committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for and deepen the loyalty of those customers. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles commercial vans and cars and Lincoln luxury vehicles, as well as connected services. Additionally, Ford is establishing leadership positions in mobility solutions, including self-driving technology, and provides financial services through Ford Motor Credit Company. Ford employs about 182,000 people worldwide. More information about the company, its products and Ford Credit is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Karen Rocoff	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

4

5 Conference Call Details Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2022 first-quarter financial results at 4:05 p.m. ET on Wednesday, April 27. Following the release, at 5:00 p.m. ET, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and other members of the Ford senior leadership team will host a conference call to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call. Ford First-Quarter Earnings Call: Wednesday, April 27, at 5:00 p.m. ET Toll-Free: 844.282.4573 International: +1.412.317.5617 Registration Link (option, speeds login): Ford Q1 2022 Earnings Call – registration strongly recommended to expedite connection time Webcast: shareholder.ford.com Replay Available after 8:00 p.m. ET on April 27 and through May 27 Webcast: shareholder.ford.com Toll-Free: (U.S.) 877.344.7529 (Canada) 855.669.9658 International: +1.412.317.0088 Conference ID: 2364458 Webcast: shareholder.ford.com

6 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate, and from Q2 2021 Ford brand vehicles produced in Taiwan by Lio Ho Group. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. See materials supporting the April 27, 2022, conference call at shareholder.ford.com for further discussion of wholesale unit volumes. Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule, and a shortage of key components, such as semiconductors, or raw materials can disrupt Ford’s production of vehicles; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, capacity limitations, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products, digital and physical services, and mobility services are subject to market acceptance and face significant competition from existing and new entrants in the automotive, mobility, and digital services industries; • Ford’s near-term results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs; • Industry sales volume in any of Ford’s key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;

7 • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Inflationary pressure and fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2021 2022 First Quarter (unaudited) Cash flows from operating activities Net income/(loss) $ 3,262 $ (3,119) Depreciation and tooling amortization 2,103 1,857 Other amortization (361) (310) Provision for/(Benefit from) credit and insurance losses (36) (66) Pension and other post-retirement employee benefits (“OPEB”) expense/(income) (318) (213) Equity method investment dividends received in excess of (earnings)/losses and impairments 68 199 Foreign currency adjustments 350 32 Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (899) 5,454 Net (gain)/loss on changes in investments in affiliates (166) 125 Stock compensation 41 67 Provision for deferred income taxes 427 (1,053) Decrease/(Increase) in finance receivables (wholesale and other) 2,699 (2,192) Decrease/(Increase) in accounts receivable and other assets (588) (956) Decrease/(Increase) in inventory (2,176) (2,755) Increase/(Decrease) in accounts payable and accrued and other liabilities 193 1,714 Other (107) 132 Net cash provided by/(used in) operating activities 4,492 (1,084) Cash flows from investing activities Capital spending (1,368) (1,370) Acquisitions of finance receivables and operating leases (11,695) (10,278) Collections of finance receivables and operating leases 12,482 11,988 Purchases of marketable securities and other investments (11,580) (4,319) Sales and maturities of marketable securities and other investments 11,686 7,115 Settlements of derivatives 31 212 Other (47) (33) Net cash provided by/(used in) investing activities (491) 3,315 Cash flows from financing activities Cash payments for dividends and dividend equivalents (3) (405) Purchases of common stock — — Net changes in short-term debt 273 (614) Proceeds from issuance of long-term debt 6,931 12,489 Payments of long-term debt (14,892) (12,975) Other (102) (156) Net cash provided by/(used in) financing activities (7,793) (1,661) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (93) (24) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (3,885) $ 546 Cash, cash equivalents, and restricted cash at beginning of period $ 25,935 $ 20,737 Net increase/(decrease) in cash, cash equivalents, and restricted cash (3,885) 546 Cash, cash equivalents, and restricted cash at end of period $ 22,050 $ 21,283

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended March 31, 2021 2022 First Quarter (unaudited) Revenues Automotive $ 33,554 $ 32,111 Ford Credit 2,663 2,281 Mobility 11 84 Total revenues 36,228 34,476 Costs and expenses Cost of sales 29,297 29,036 Selling, administrative, and other expenses 2,843 2,740 Ford Credit interest, operating, and other expenses 1,624 1,357 Total costs and expenses 33,764 33,133 Operating income/(loss) 2,464 1,343 Interest expense on Company debt excluding Ford Credit 473 308 Other income/(loss), net 1,872 (4,850) Equity in net income/(loss) of affiliated companies 79 (33) Income/(Loss) before income taxes 3,942 (3,848) Provision for/(Benefit from) income taxes 680 (729) Net income/(loss) 3,262 (3,119) Less: Income/(Loss) attributable to noncontrolling interests — (9) Net income/(loss) attributable to Ford Motor Company $ 3,262 $ (3,110) EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.82 $ (0.78) Diluted income/(loss) 0.81 (0.78) Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,980 4,008 Diluted shares 4,016 4,008

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2021 March 31, 2022 (unaudited) ASSETS Cash and cash equivalents $ 20,540 $ 21,013 Marketable securities 29,053 20,215 Ford Credit finance receivables, net of allowance for credit losses of $282 and $262 32,543 32,775 Trade and other receivables, less allowances of $48 and $77 11,370 13,031 Inventories 12,065 14,647 Assets held for sale — 826 Other assets 3,425 3,635 Total current assets 108,996 106,142 Ford Credit finance receivables, net of allowance for credit losses of $643 and $583 51,256 50,000 Net investment in operating leases 26,361 25,546 Net property 37,139 36,625 Equity in net assets of affiliated companies 4,545 4,306 Deferred income taxes 13,796 14,991 Other assets 14,942 15,376 Total assets $ 257,035 $ 252,986 LIABILITIES Payables $ 22,349 $ 23,256 Other liabilities and deferred revenue 18,686 18,263 Debt payable within one year Company excluding Ford Credit 3,175 2,927 Ford Credit 46,517 45,359 Liabilities held for sale — 547 Total current liabilities 90,727 90,352 Other liabilities and deferred revenue 27,705 28,501 Long-term debt Company excluding Ford Credit 17,200 17,158 Ford Credit 71,200 70,157 Deferred income taxes 1,581 1,734 Total liabilities 208,413 207,902 EQUITY Common Stock, par value $0.01 per share (4,066 million shares issued of 6 billion authorized) 40 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,611 22,550 Retained earnings 35,769 32,251 Accumulated other comprehensive income/(loss) (8,339) (8,294) Treasury stock (1,563) (1,564) Total equity attributable to Ford Motor Company 48,519 44,985 Equity attributable to noncontrolling interests 103 99 Total equity 48,622 45,084 Total liabilities and equity $ 257,035 $ 252,986

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended March 31, 2022			
	First Quarter			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income	$ (3,962)	$ 843	$ —	$ (3,119)
Depreciation and tooling amortization	1,332	525	—	1,857
Other amortization	33	(343)	—	(310)
Provision for/(Benefit from) credit and insurance losses	5	(71)	—	(66)
Pension and OPEB expense/(income)	(213)	—	—	(213)
Equity method investment dividends received in excess of (earnings)/losses and impairments	205	(6)	—	199
Foreign currency adjustments	(57)	89	—	32
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	5,415	39	—	5,454
Net (gain)/loss on changes in investments in affiliates	123	2	—	125
Stock compensation	64	3	—	67
Provision for deferred income taxes	(1,090)	37	—	(1,053)
Decrease/(Increase) in finance receivables (wholesale and other)	—	(2,192)	—	(2,192)
Decrease/(Increase) in intersegment receivables/payables	(570)	570	—	—
Decrease/(Increase) in accounts receivable and other assets	(876)	(80)	—	(956)
Decrease/(Increase) in inventory	(2,755)	—	—	(2,755)
Increase/(Decrease) in accounts payable and accrued and other liabilities	1,828	(114)	—	1,714
Other	310	(178)	—	132
Interest supplements and residual value support to Ford Credit	(457)	457	—	—
Net cash provided by/(used in) operating activities	$ (665)	$ (419)	$ —	$ (1,084)

Cash flows from investing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Capital spending	$ (1,358)	$ (12)	$ —	$ (1,370)
Acquisitions of finance receivables and operating leases	—	(10,278)	—	(10,278)
Collections of finance receivables and operating leases	—	11,988	—	11,988
Purchases of marketable and other investments	(3,410)	(909)	—	(4,319)
Sales and maturities of marketable securities and other investments	6,108	1,007	—	7,115
Settlements of derivatives	64	148	—	212
Other	(35)	2	—	(33)
Investing activity (to)/from other segments	1,031	(30)	(1,001)	—
Net cash provided by/(used in) investing activities	$ 2,400	$ 1,916	$ (1,001)	$ 3,315

Cash flows from financing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash payments for dividends and dividend equivalents	$ (405)	$ —	$ —	$ (405)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	(6)	(608)	—	(614)
Proceeds from issuance of long-term debt	—	12,489	—	12,489
Payments of long-term debt	(270)	(12,705)	—	(12,975)
Other	(124)	(32)	—	(156)
Financing activity to/(from) other segments	(1)	(1,000)	1,001	—
Net cash provided by/(used in) financing activities	$ (806)	$ (1,856)	$ 1,001	$ (1,661)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ 10	$ (34)	$ —	$ (24)

11

12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended March 31, 2022 First Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 32,195 $ 2,281 $ 34,476 Total costs and expenses 31,776 1,357 33,133 Operating income/(loss) 419 924 1,343 Interest expense on Company debt excluding Ford Credit 308 — 308 Other income/(loss), net (4,848) (2) (4,850) Equity in net income/(loss) of affiliated companies (39) 6 (33) Income/(Loss) before income taxes (4,776) 928 (3,848) Provision for/(Benefit from) income taxes (814) 85 (729) Net income/(loss) (3,962) 843 (3,119) Less: Income/(Loss) attributable to noncontrolling interests (9) — (9) Net income/(loss) attributable to Ford Motor Company $ (3,953) $ 843 $ (3,110)

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	March 31, 2022			
Assets	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash and cash equivalents	$ 10,434	$ 10,579	$ —	$ 21,013
Marketable securities	18,179	2,036	—	20,215
Ford Credit finance receivables, net	—	32,775	—	32,775
Trade and other receivables, net	3,559	9,472	—	13,031
Inventories	14,647	—	—	14,647
Assets held for sale	825	1	—	826
Other assets	2,905	730	—	3,635
Receivable from other segments	5	641	(646)	—
Total current assets	50,554	56,234	(646)	106,142
Ford Credit finance receivables, net	—	50,000	—	50,000
Net investment in operating leases	1,183	24,363	—	25,546
Net property	36,400	225	—	36,625
Equity in net assets of affiliated companies	4,177	129	—	4,306
Deferred income taxes	14,774	207	10	14,991
Other assets	13,980	1,396	—	15,376
Receivable from other segments	—	28	(28)	—
Total assets	$ 121,068	$ 132,582	$ (664)	$ 252,986

Liabilities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Payables	$ 22,251	$ 1,005	$ —	$ 23,256
Other liabilities and deferred revenue	17,018	1,245	—	18,263
Debt payable within one year	2,927	45,359	—	48,286
Liabilities held for sale	547	—	—	547
Payable to other segments	646	—	(646)	—
Total current liabilities	43,389	47,609	(646)	90,352
Other liabilities and deferred revenue	26,560	1,941	—	28,501
Long-term debt	17,158	70,157	—	87,315
Deferred income taxes	984	740	10	1,734
Payable to other segments	28	—	(28)	—
Total liabilities	$ 88,119	$ 120,447	$ (664)	$ 207,902

13

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net Income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share 2021 2022 Net income / (loss) attributable to Ford (GAAP) 3,262$ (3,110)$ Income / (Loss) attributable to non-controlling interests - (9) Net income / (loss) 3,262$ (3,119)$ Less: (Provision for) / Benefit from income taxes (680) 729 Income / (Loss) before income taxes 3,942$ (3,848)$ Less: Special items pre-tax 503 (5,866) Income / (Loss) before special items pre-tax 3,439$ 2,018$ Less: Interest on debt (473) (308) Adjusted EBIT (Non-GAAP) 3,912$ 2,326$ Memo: Revenue ($B) 36.2$ 34.5$ Net income / (loss) margin (GAAP) (%) 9.0% (9.0)% Adjusted EBIT margin (Non-GAAP) (%) 10.8% 6.7% First Quarter 2021 2022 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) 3,262$ (3,110)$ Less: Impact of pre-tax and tax special items 445 (4,674) Adjusted net income - diluted (Non-GAAP) 2,817$ 1,564$ Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,980 4,008 Diluted shares 4,016 4,064 Earnings / (Loss) per share - diluted (GAAP) * 0.81$ (0.78)$ Less: Net impact of adjustments 0.11 (1.16) Adjusted earnings per share - diluted (Non-GAAP) 0.70$ 0.38$ * The Q1 2022 calculation of Earnings Per Share - Diluted (GAAP) excludes 56M shares of net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt due to their antidilutive effect First Quarter Net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt 36 56

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2022 Q1	Memo: Full Year 2021
Pre-Tax Results ($M)		
Income / (Loss) before income taxes (GAAP)	$ (3,848)	$ 17,780
Less: Impact of special items	(5,866)	9,583
Adjusted earnings before taxes (Non-GAAP)	$ 2,018	$ 8,197
Taxes ($M)		
(Provision for) / Benefit from income taxes (GAAP)	$ 729	$ 130
Less: Impact of special items	1,192	1,924
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (463)	$ (1,794)
Tax Rate (%)		
Effective tax rate (GAAP)	18.9%	(0.7)%
Adjusted effective tax rate (Non-GAAP)	22.9%	21.9%

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net cash provided by / (used in) operating activities (GAAP)	$ 4,539	$ 4,492	$ 756	$ 7,008	$ 3,531	$ (1,084)
Less: Items Not Included in Company Adjusted Free Cash Flows						
Ford Credit operating cash flows	3,010	4,998	9,638	(341)	998	(419)
Funded pension contributions	(141)	(229)	(164)	(209)	(171)	(174)
Global Redesign (including separations)	(127)	(345)	(970)	(293)	(327)	(148)
Ford Credit tax payments / (refunds) under tax sharing agreement	8	4	-	-	11	-
Other, net	(185)	64	(263)	(13)	(129)	(48)
Add: Items Included in Company Adjusted Free Cash Flows						
Company excluding Ford Credit capital spending	(1,520)	(1,358)	(1,504)	(1,562)	(1,759)	(1,349)
Ford Credit distributions	1,290	1,000	4,000	1,500	1,000	1,000
Settlement of derivatives	129	(25)	(133)	(42)	(55)	64
Company adjusted free cash flow (Non-GAAP)	$ 1,873	$ (383)	$ (5,122)	$ 7,760	$ 2,335	$ (580)

16

17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q1 2021 Ending Q1 2022 Adjusted Net Operating Profit / (Loss) After Cash Tax Net income / (loss) attributable to Ford 4.0$ 11.6$ Add: Non-controlling interest 0.0 (0.0) Less: Income tax 0.0 1.5 Add: Cash tax (0.4) (0.6) Less: Interest on debt (1.9) (1.6) Less: Total pension / OPEB income / (cost) (0.9) 4.8 Add: Pension / OPEB service costs (1.1) (1.1) Net operating profit / (loss) after cash tax 5.2$ 5.2$ Less: Special items (excl. pension / OPEB) pre-tax 0.5 (0.4) Adj. net operating profit / (loss) after cash tax 4.8$ 5.6$ Invested Capital Equity 34.0$ 45.1$ Debt (excl. Ford Credit) 25.9 20.1 Net pension and OPEB liability 12.2 5.8 Invested capital (end of period) 72.1$ 70.9$ Average invested capital 72.9$ 72.7$ ROIC (a) 7.2% 7.2% Adjusted ROIC (Non-GAAP) (b) 6.6% 7.8% a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

18 Special Items ($B) Global Redesign 2021 2022 South America (0.3)$ (0.0)$ Separations and Other (not included above) (0.1) (0.0) Subtotal Global Redesign (0.4)$ (0.1)$ Other Items Mark-to-market gain / (loss) on Rivian investment 0.9$ (5.4)$ Russia suspension of operations / Asset write-off - (0.1) Other (0.0) (0.2) Subtotal Other Items 0.9$ (5.8)$ Pension and OPEB Gain / (Loss) Pension and OPEB remeasurement 0.1$ 0.0$ Pension settlements & curtailments (0.0) - Subtotal Pension and OPEB Gain / (Loss) 0.0$ 0.0$ Total EBIT Special Items 0.5$ (5.9)$ Cash Effects of Global Redesign (incl. separations) (0.3)$ (0.1)$ First Quarter

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended March 31, 2021 2022 First Quarter (unaudited) Financing revenue Operating leases $ 1,380 $ 1,211 Retail financing 990 906 Dealer financing 286 164 Other financing 14 7 Total financing revenue 2,670 2,288 Depreciation on vehicles subject to operating leases (568) (515) Interest expense (804) (611) Net financing margin 1,298 1,162 Other revenue Insurance premiums earned 27 15 Fee based revenue and other 20 23 Total financing margin and other revenue 1,345 1,200 Expenses Operating expenses 343 348 Provision for/(Benefit from) credit losses (40) (64) Insurance expenses 5 (7) Total expenses 308 277 Other income/(loss), net (75) (169) Income before income taxes 962 754 Provision for/(Benefit from) income taxes 117 85 Net income $ 845 $ 669

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2021 March 31, 2022 (unaudited) ASSETS Cash and cash equivalents $ 10,963 $ 10,579 Marketable securities 2,173 2,036 Finance receivables, net Retail installment contracts, dealer financing, and other financing 85,347 86,261 Finance leases 7,003 6,770 Total finance receivables, net of allowance for credit losses of $925 and $845 92,350 93,031 Net investment in operating leases 25,167 24,364 Notes and accounts receivable from affiliated companies 703 446 Derivative financial instruments 1,065 639 Other assets 2,524 2,482 Total assets $ 134,945 $ 133,577 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,051 $ 1,005 Affiliated companies 425 878 Total accounts payable 1,476 1,883 Debt 117,717 115,516 Deferred income taxes 676 740 Derivative financial instruments 512 1,337 Other liabilities and deferred revenue 2,166 1,965 Total liabilities 122,547 121,441 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,166 Accumulated other comprehensive income/(loss) (690) (538) Retained earnings 7,839 7,508 Shareholder’s interest attributable to Ford Motor Credit Company 12,376 12,136 Shareholder’s interest attributable to noncontrolling interests 22 — Total shareholder’s interest 12,398 12,136 Total liabilities and shareholder’s interest $ 134,945 $ 133,577

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2021 2022 First Three Months (unaudited) Cash flows from operating activities Net income $ 845 $ 669 Provision for/(Benefit From) credit losses (40) (64) Depreciation and amortization 738 682 Amortization of upfront interest supplements (578) (508) Net change in deferred income taxes 13 37 Net change in other assets 341 (24) Net change in other liabilities 229 418 All other operating activities 114 152 Net cash provided by/(used in) operating activities 1,662 1,362 Cash flows from investing activities Purchases of finance receivables (8,467) (7,891) Principal collections of finance receivables 10,315 9,615 Purchases of operating lease vehicles (2,841) (2,041) Proceeds from termination of operating lease vehicles 2,488 2,469 Net change in wholesale receivables and other short-duration receivables 2,628 (2,224) Purchases of marketable securities (3,701) (909) Proceeds from sales and maturities of marketable securities 4,598 1,007 Settlements of derivatives 56 148 All other investing activities (10) (39) Net cash provided by/(used in) investing activities 5,066 135 Cash flows from financing activities Proceeds from issuances of long-term debt 4,631 12,489 Payments of long-term debt (14,814) (12,705) Net change in short-term debt 568 (608) Cash distributions to parent (1,000) (1,000) All other financing activities (11) (32) Net cash provided by/(used in) financing activities (10,626) (1,856) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (67) (34) Net increase/(decrease) in cash, cash equivalents and restricted cash $ (3,965) $ (393) Cash, cash equivalents, and restricted cash at beginning of period $ 14,996 $ 11,091 Net increase/(decrease) in cash, cash equivalents, and restricted cash (3,965) (393) Cash, cash equivalents, and restricted cash at end of period $ 11,031 $ 10,698